SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 22, 2005
Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)
Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794

(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)
(678) 774-6900
(Registrant’s Telephone Number
Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 22, 2005, Delta Apparel, Inc. (“Delta Apparel”) and its newly-formed, wholly-owned subsidiary, Junkfood Clothing Company (“Junkfood”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing (“Seller”) and the shareholders of Seller, Natalie Grof and Blaine Halvorson, pursuant to which Junkfood purchased substantially all of the assets of Seller and its business of designing, manufacturing, marketing, and selling licensed and branded apparel (the “Acquisition”). The closing of the purchase (the “Closing”) occurred simultaneously with the execution of the Asset Purchase Agreement.
     The aggregate consideration paid to Seller at Closing for substantially all of the assets of Seller consisted of (i) a cash payment of $20 million; and (2) issuance to Seller of a promissory note in the original principal amount of $2,500,000 (the “Note”). The Note bears interest at 9% and has a three-year term. Also, additional amounts are payable to Seller in cash during each of fiscal years 2007, 2008, 2009, and 2010 if financial performance targets are met by Junkfood during the period beginning on August 22, 2005 and ending on July 2, 2006 and during each of the three fiscal years thereafter (ending on June 27, 2009).
     Prior to the Acquisition, there were no material relationships between Delta Apparel or its affiliates, on the one hand, and Seller, Natalie Grof, and Blaine Halvorson, on the other hand. In connection with the Acquisition, Junkfood entered into employment agreements with Natalie Grof and Blaine Halvorson, each of which has a four-year term. Also, the Asset Purchase Agreement provides that each of Natalie Grof and Blaine Halvorson will serve on the board of directors of Junkfood during the term of his or her employment with Junkfood.
     A copy of the Asset Purchase Agreement is attached as Exhibit 2.1.
     Also on August 22, 2005, Delta Apparel, Junkfood, and M. J. Soffe Co., a wholly-owned subsidiary of Delta Apparel (“Soffe”), refinanced Delta Apparel’s $42.75 million credit facility and consolidated Soffe’s $38.5 million credit facility with it. The terms of the facility are set forth in a Second Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Wachovia Bank National Association (the successor by merger to Congress Financial Corporation (Southern)), as Agent, and the financial institutions named in the Amended Loan Agreement as Lenders. A copy of the Amended Loan Agreement is attached as Exhibit 10.1.
     Pursuant to the Amended Loan Agreement, Delta Apparel, Junkfood, and Soffe (the “Borrowers”) became co-borrowers under the single credit facility, the maturity of the loans under the credit facility was extended to August 2008, and the line of credit available to the Borrowers was increased to $85 million (subject to borrowing base limitations based on the value and type of collateral provided), which represents an increase of $3.75 million in the aggregate amount that was available under Delta Apparel’s credit facility and Soffe’s credit facility.
     The new credit facility is secured by a first-priority lien on substantial all of the real and personal property of Delta Apparel, Junkfood, and Soffe. As in the facilities it replaces, all loans under the credit agreement bear interest at rates based on an adjusted LIBOR rate plus an applicable margin or a bank’s prime rate plus an applicable margin. The facility requires monthly installment payments of approximately $265,000 per month in connection with fixed asset amortizations, and these amounts reduce the amount of availability under the facility.
     The new facility includes the financial covenant that the Borrowers maintain excess availability of at least $7.5 million and otherwise includes customary conditions to funding, covenants, and events of default. Proceeds of the loans may be used to repay specified existing debt, to finance the Junkfood acquisition, for general corporate purposes, and to finance fees and expenses under the facility.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As described in Item 1.01 of this Form 8-K, on October 22, 2005, Delta Apparel and Junkfood entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Seller, Natalie Grof, and Blaine Halvorson, pursuant to which Junkfood purchased substantially all of the assets of Seller (the “Assets”). The description of the Acquisition and the Asset Purchase Agreement set forth in Item 1.01 is incorporated herein by reference.
     The Assets acquired by Junkfood include all tangible personal property, inventory, accounts receivable, and prepaid expenses of Seller, Seller’s intellectual property, Seller’s interests in license agreements, and Seller’s interests in a lease with respect to corporate offices in Los Angeles, California.
     The purchase price for the Assets was determined by negotiations among Delta Apparel, Junkfood, Seller, Natalie Grof, and Blaine Halvorson. Other than the relationships described in Item 1.01, there are no relationships between Delta Apparel or any of its affiliates, or any director or officer of Delta Apparel, or any associate of any such director or officer, and Seller, Natalie Grof, or Blaine Halvorson.
     The $20 million cash portion of the purchase price for the Assets was paid by Junkfood from cash borrowed by it under the Amended Loan Agreement. $2.5 million of the purchase price was paid by issuance of the Note to Seller.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Amended Loan Agreement in Item 1.01 of this Form 8-K is incorporated herein by reference.
     Borrowers borrowed $20 million under the Amended Loan Agreement on August 23, 2005 to fund the payment of the cash portion of the purchase price to Seller in connection with the Acquisition. In addition, on August 23, 2005, in connection with the Acquisition and entry into the Amended Loan Agreement, Borrowers borrowed approximately $5 million to pay and satisfy in full the Promissory Note of Soffe dated as of October 3, 2003, which was made in connection with Delta Apparel’s acquisition of Soffe. The Promissory Note was made in favor of the Soffe sellers, James F. Soffe, John D. Soffe, and Anthony M. Cimaglia.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.

Financial statements required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is filed.
     (b) Pro Forma Financial Information.
     Pro forma financial information required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date on which this Form 8-K is filed.
     (c) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of August 22, 2005 among Delta Apparel, Inc., Junkfood Clothing Company, Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing, Natalie Grof, and Blaine Halvorson.

*Certain exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Delta Apparel, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

10.1	Second Amended and Restated Loan and Security Agreement dated as of August 22, 2005 among Delta Apparel, Inc., Junkfood Clothing Company, M. J. Soffe Co, Wachovia Bank National Association, as Agent, and the financial institutions named therein as Lenders

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.
Date: August 25, 2005	/s/ Herbert M. Mueller
Herbert M. Mueller
Vice President and Chief Financial Officer